Exhibit 99.3

OFFER TO EXCHANGE

Each Outstanding Share of Common Stock
of
Pontotoc Production, Inc.
for
$9.00 in Cash
and
One Share of 8% Series B Convertible Preferred Stock
of
Ascent Energy Inc.
having a Liquidation Value of $2.50 per Share
by
Pontotoc Acquisition Corp.
a wholly owned subsidiary
of
Ascent Energy Inc.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _______, 2001 UNLESS THE OFFER IS EXTENDED

To Brokers, Dealers, Commercial Banks,                                                                                                  ____________, 2001
     Trust Companies and Other Nominees:

        We have been appointed by Pontotoc Acquisition Corp. ("Purchaser"), a Nevada corporation and a wholly owned subsidiary of Ascent Energy Inc., a Delaware corporation ("Ascent Energy"), to act as Exchange Agent in connection with Purchaser's offer to acquire all the outstanding shares of Common Stock, par value $0.0001 per share (the "Pontotoc Shares"), of Pontotoc Production, Inc., a Nevada corporation ("Pontotoc"). Purchaser has offered to exchange $9.00 in cash and one share of Ascent Energy's 8% Series B Convertible Preferred Stock, par value $0.001 per share, having a liquidation value of $2.50 per share (the "Ascent Energy Preferred Shares"), for each outstanding Pontotoc Share, upon the terms and subject to the conditions set forth in the Prospectus dated ___________, 2001 (the "Prospectus") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") enclosed herewith. The Offer is being made in connection with the Agreement and Plan of Merger, dated as January 19, 2001 (the "Merger Agreement"), among Ascent Energy, Purchaser and Pontotoc. The Merger Agreement provides, among other things, that following the completion of the Offer and the satisfaction or waiver, if permissible, of all conditions set forth in the Merger Agreement and in accordance with the General Corporation Law of the State of Nevada, Purchaser will be merged with Pontotoc (the "Merger"). Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Pontotoc Shares registered in your name or in the name of your nominee.

        The Offer is subject to several conditions set forth in the Prospectus, which you should review in detail.

        Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

        1.         Prospectus, dated ________, 2001.

        2.         The Letter of Transmittal to tender Pontotoc Shares for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender the Pontotoc Shares.

        3.         The Notice of Guaranteed Delivery for Pontotoc Shares to be used to accept the Offer if certificates for Pontotoc Shares are not immediately available or if such certificates and all other required documents cannot be delivered to Mellon Investor Services LLC (the "Exchange Agent") by the Expiration Date or if the procedure for book–entry transfer cannot be completed by the Expiration Date.

        4.         Pontotoc's Solicitation/Recommendation Statement on Schedule 14D–9, which includes the recommendation of Pontotoc's Board of Directors that stockholders accept the Offer and tender their Pontotoc Shares to Purchaser pursuant to the Offer.

        5.         A printed form of letter which may be sent to your clients for whose accounts you hold Pontotoc Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

        6.       Guidelines for Certification of Taxpayer Identification Number on Substitute Form W–9. Stockholders who fail to complete and sign the Substitute Form W–9 may be subject to a required federal backup withholding tax of 31% of the gross proceeds payable to such stockholder or other payee pursuant to the Offer.

       YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _____________, 2001, UNLESS THE OFFER IS EXTENDED.

        Pontotoc's Board of Directors has approved by unanimous vote the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger. Pontotoc's board of directors has also determined that the terms of the Offer and the Merger are fair to, and in the best interest of, the holders of the Pontotoc Shares and recommends that the holders of the Pontotoc Shares accept the Offer and tender to Purchaser pursuant to the Offer.

        Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will accept for exchange Pontotoc Shares which are validly tendered and not withdrawn when, as and if Purchaser gives oral or written notice to the Exchange Agent of Purchaser's acceptance of such Pontotoc Shares for exchange pursuant to the Offer. Payment of cash and issuance of Ascent Energy Preferred Shares for Pontotoc Shares exchanged pursuant to the Offer will in all cases be made only after timely receipt by the Exchange Agent of (i) certificates for such Pontotoc Shares, or timely confirmation of a book–entry transfer of such Pontotoc Shares into the Exchange Agent's account at The Depository Trust Company, pursuant tot the procedures described in "The Offer – Procedure for Tendering" of the Prospectus, (ii) a properly completed and duly executed Letter of Transmittal (or a properly completed and manually signed facsimile thereof) or an Agent's Message (as defined in the Prospectus) in connection with a book–entry transfer and (iii) all other documents required by the Letter of Transmittal.

        In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an Agent=s Message (as defined in the Prospectus) in connection with a book–entry delivery of Pontotoc Shares, and other required documents should be sent to the Exchange Agent, and (ii) either certificates representing the tendered Pontotoc Shares should be delivered to the Exchange Agent, or such Pontotoc Shares should be tendered by book–entry transfer into the Exchange Agent's account maintained at one of the Book–Entry Transfer Facilities (as described in the Prospectus), all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

         If holders of Pontotoc Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents on or prior to the expiration of the Offer or to comply with the book–entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified in "The Offer – Guaranteed Delivery" of the Prospectus.

         Purchaser will not pay any commissions or fees to any broker, dealer or other person (other than the Exchange Agent and Innisfree M&A Incorporated (the "Information Agent") (as described in the Prospectus)) for soliciting tenders of Pontotoc Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay or cause to be paid any stock transfer taxes payable on the transfer of Pontotoc Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

         Inquiries you may have with respect to the Offer should be addressed to the Information Agent or the undersigned, at the respective addresses and telephone numbers set forth on the back cover of the Prospectus. Additional copies of the enclosed materials may be obtained from the Information Agent.

Very truly yours,

                                                                           ______________________________

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF ASCENT ENERGY, PURCHASER, PONTOTOC, THE EXCHANGE AGENT OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.